Exhibit 99.1

Ideanomics Announces Agreement to Acquire 51% Stake In The Exclusive Sales Arm of Malaysia’s Only Licensed EV Manufacturer for All Electric Powered Vehicles

-	Deal sees Ideanomics acquire majority of Treeletrik Sales Arm with EV buses in Malaysia and potential for 100 Million EV Mopeds across ASEAN countries
-	Includes lands rights for assembly and parts plant on 1sq km of land in MALAYSIA– CHINA KUANTAN INDUSTRIAL PARK (MCKIP)
-	The partners for the venture include the Royal Family of Malaysia, along with other prominent Malaysian business leaders
-	Ideanomics acquires 11% of Treeletrik parent Tree Manufacturing, the only licensed EV manufacturer in Malaysia for all electric powered vehicles. Deal includes exclusivity for electric police vehicles and at least 60,000 local electric buses.
-	Positions Ideanomics as leading EV player in ASEAN market with 650 Million population
-	Ideanomics expands current model from China into other ASEAN Countries

NEW YORK, March 5, 2019 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global Greentech and Fintech advisory company has today announced it has signed an agreement to acquire 51% of Malaysian’s Tree Motion Sdn. Bhd. the exclusive sales and distribution arm of Treeletrik which owns the 90 plus years balance on 99-yr rights for 1sq Km of land in MCKIP. Additionally, in a separate deal, Ideanomics will acquire 11.22% of its parent company, Tree Manufacturing Sdn. Bhd. The combination of the Fintech and Greentech businesses is seen as a natural extension to Ideanomics’ objectives of large-scale deal origination and cutting-edge innovation. The combined organization hopes to accelerate the adoptability and affordability of EV production, extending Treeletrik’s range of vehicles from EV mopeds and bikes into a full range of vehicles including EV Buses, Trucks, Cars, and Light Rail into the 650 Million population ASEAN region including countries such as Malaysia, Cambodia, Philippines, Myanmar, Indonesia, Laos, Singapore, and Brunei.

Treeletrik is the only licensed EV manufacturer in Malaysia, for all electric powered vehicles in Malaysia, with extensive relationships in both the public and private sector including exclusive supplier agreements with the Malaysian government, Malaysian Police, and regional operators for up to 60,000 EV buses and 100 Million EV bikes and mopeds into ASEAN countries, as part of an estimated $6-7 Billion USD equivalent of Malaysian and ASEAN market. Treeletrik shareholders include the Royal Family of Malaysia, and other prominent Malaysian business leaders including Dato’ Thor Chin Keong, Yap Min Foh, Dato’ Majid Manjit Bin Abdullah, Shariful Kamal Bin Shaharuddin, Chan Hau Kong, and Ms Mizoguchi AI.

“This is an exciting time for the Electric Vehicle industry, with the world’s major energy companies making continuing investments in grid edge technologies that will supply tomorrow’s power needs for the EV industry in both commercial and residential markets. That’s paving the way for mainstream adoption of electric vehicles of all types, from buses and specialty vehicles, through to bikes and mopeds,” said Dr. Bruno Wu. “Malaysia is at the forefront of EV technology manufacturing in ASEAN countries, and we see this as an investment in our future that will benefit both shareholders and the environment. Our ability to bring the world’s leading EV Bus and specialty vehicle technology to Malaysia, coupled with our ability to generate large-scale deal origination in the financing sector, has led us to move strategically into securing ownership in the licensing, sales and distribution side of the business, enabling Ideanomics to participate fully in the high-growth EV market. This also positions Malaysia as a leader in cutting edge innovation and technology”.

“We’re extremely excited to partner with the teams at Tree Manufacturing and Treeletrik who have been at the forefront of transforming Malaysia’s dependency on gas-fueled motor transport into electric-powered vehicles. We are looking forward to helping them expand their business into a full range of transportation options, from public transportation to municipal-use vehicles,” said Alf Poor, CEO of Ideanomics. “This deal sees our expertise expand from financial enablement into the full cycle of EV enablement. It’s a very strategic piece of the puzzle for our organization, as we expand our innovation-based growth strategy into areas of hyper-growth and profitability”.

Ideanomics will acquire 51% of Malaysian’s Tree Motion Sdn. Bhd. the exclusive sales and distribution arm, for a total of 25,500,000 common stock of Ideanomics at US $2.00 per share for a total $51,000,000. Separately, Ideanomics will acquire 11.22% of its parent company, Tree Manufacturing Sdn. Bhd. For a total of US$25,000,000, which will be a combination of US$620,000 (“cash consideration”) and US$24,380,000 equivalent of Ideanomics common stock at a value of US$2.00 per share, for a total of 12,190,000 shares. Both agreements are subject to customary closing conditions and due dilligence, including any required regulatory and shareholder approvals in the United States and Malaysia. These deals is expected to close in the first half of 2019. Treeletrik will continue to service its existing obligations, with Ideanomics currently pursuing large-scale opportunities for Treeletrik to move fully into a diverse EV vehicle offering for the public and private sectors in Malaysia and around the world.

This agreement allows Ideanomics to apply our current Greentech offerings and model for Chinese operations into other ASEAN countries. Our model includes a combination of manufacture financing, Asset Backed Securitization (ABS), operator management, and post sales services ranging from after-market electricity supply and battery charging stations, data information services, advertising and more.

About Treeletrik

Treeletrik is the first company to bring a true electric bike to Malaysia, pioneering a new way of mobility. It’s 100% eco-bikes are cleaner, safer, more advanced and affordable with minimal maintenance, delivering long-term cost savings while improving the quality of life and the environment. The Treeletrik team comprises the best in various fields including engineering, quality assurance, product & industrial design, marketing, and line assembly. With our strategic partners in the field of EV, we attract talent from the leading universities in the Asia region, enabling us to continue to lead the way in electric vehicle design and build.

http://www.treeletrik.com/

About Ideanomics

Ideanomics is a global fintech advisory and Platform-as-a-Service company. Ideanomics combines deal origination and enablement with the application of blockchain and artificial intelligence technologies as part of the next-generation of financial services.

The company is headquartered in New York, NY, and has offices in Beijing, China. It also has a planned global center for Technology and Innovation in West Hartford, CT, named Fintech Village.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216